SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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Ablest Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ITEM 1 — ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
ITEM 2 - APPROVAL OF THE EXECUTIVE STOCK AWARDS PLAN
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT PUBLIC ACCOUNTANTS
COMMON STOCK PERFORMANCE
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT
STOCKHOLDER PROPOSALS
OTHER MATTERS
Appendix A
Appendix B
Appendix C

ABLEST INC.
1901 Ulmerton Road, Suite 300
Clearwater, Florida 33762

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 6, 2004

To the Stockholders:

     The 2004 Annual Meeting of Stockholders of Ablest Inc. (the “Company”) will be held at the Company’s corporate headquarters at 1901 Ulmerton Road, Suite 300, Clearwater, Florida 33762, on Thursday, May 6, 2004, at 11:30 a.m., local time, for the following purposes:

1.	To elect seven Directors of the Company, each of whom is to hold office until the next Annual Meeting of Stockholders and until the due election and qualification of his or her successor;

2.	To vote on adoption of the Ablest Inc. Executive Stock Awards Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The stockholders of record at the close of business on March 22, 2004, will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     If you cannot personally attend the meeting, it is requested that you promptly fill in, sign and return the enclosed proxy, which needs no postage if mailed in the United States.

By order of the Board of Directors

Vincent J. Lombardo
Secretary

April 1, 2004

ABLEST INC.
1901 Ulmerton Road, Suite 300
Clearwater, Florida 33762

PROXY STATEMENT

2004 ANNUAL MEETING

     The enclosed proxy is solicited by the Board of Directors of Ablest Inc. (the “Company”) to be voted at the 2004 Annual Meeting of Stockholders to be held at the Company’s corporate headquarters at 1901 Ulmerton Road, Suite 300, Clearwater, Florida 33762, on Thursday, May 6, 2004, at 11:30 a.m., local time.

     Only stockholders of record as of the close of business on March 22, 2004, are entitled to notice of, and to vote at, the meeting or any adjournment thereof. On March 22, 2004, the Company had outstanding voting securities consisting of 2,864,700 shares of common stock, par value $.05 per share. Each share is entitled to one vote. Shares cannot be voted at the meeting unless the stockholder is present or represented by proxy.

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission by officers, Directors and regular employees of the Company. The Company will also request securities brokers, custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and will reimburse them for their reasonable out-of-pocket expenses in forwarding such material.

     Any stockholder executing the accompanying form of proxy has the power to revoke it at any time prior to its exercise, in person at the 2004 Annual Meeting of Stockholders or by written notification to the Secretary of the Company. Every properly signed proxy will be voted (unless revoked) if the proxy is returned to the Company properly executed and in sufficient time to permit the necessary examination and tabulation before a vote is taken.

     The Company’s Bylaws provide that the holders of a majority of the issued and outstanding shares of common stock outstanding on the Record Date must be present or represented at the Meeting in order to have a quorum for the transaction of business. Abstentions (votes “withheld”) will be counted as present for purposes of determining the presence of a quorum. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). If a quorum is present and voting, the seven nominees for Director receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Directors. Abstentions and broker non-votes will have no effect on the election of Directors. Because abstentions and broker non-votes are treated as shares present and entitled to vote for the purposes of determining whether a quorum is present, abstentions and broker non-votes have the same effect as negative votes for each proposal, other than the election of Directors.

     The Company’s address is 1901 Ulmerton Road, Suite 300, Clearwater, Florida 33762, and its telephone number is (727) 299-1200. This Proxy Statement and the enclosed proxy are being mailed to stockholders on or about April 8, 2004.

ITEM 1 — ELECTION OF DIRECTORS

Nominees for Directors

     Seven Directors are to be elected at the meeting, each to serve until the next annual meeting of stockholders and until his or her successor has been elected. These seven nominees were recommended to the Nominating Committee for election as a Director by one or more of the following: a stockholder, a non-management Director, the chief executive officer, or another executive officer. Shares represented by proxies solicited by the Board of Directors will be voted for the seven nominees hereinafter named, unless authority to vote for one or more nominees is withheld. If for any reason any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for a substitute nominee designated by the Board of Directors.

     Six Directors were elected to the Board of Directors at the 2003 Annual Meeting of Stockholders and all six are nominees for re-election at the 2004 Annual Meeting of Stockholders. The seventh nominee is Kurt R. Moore. He was appointed to the Company’s Board of Directors on October 23, 2003.

     The table below sets forth certain information about each nominee for election to the Board of Directors:

			First Became
Name	Principal Occupation	Age	a Director
Charles H. Heist	Chairman of the Board of Directors	53	1978

W. David Foster	Vice Chairman of the Board of Directors	69	1997

Kurt R. Moore	President and Chief Executive Officer	44	2003

Charles E. Scharlau	Attorney and Consultant	76	1980

Ronald K. Leirvik	Chairman of RKL Enterprises	66	1996

Donna R. Moore	Independent Consultant	64	1996

Richard W. Roberson	President of Sand Dollar Partners, Inc.	57	1997

     Mr. Heist is Chairman of the Board of the Company and has been since 1988. From 1983 until 1997, he served as President, and from 1988 until March 2000, he was also Chief Executive Officer of the Company. In over 30 years with the Company, he has held a variety of other management positions.

     Mr. Foster is Vice Chairman of the Board of Directors and has been since 2004. From 2000 to 2003, he served as Chief Executive Officer, and from 1997 to 2000, he was President and Chief Operating Officer. In over 30 years with the Company, he has held a variety of other management positions.

     Mr. Moore is President and Chief Executive Officer and has been since January 1, 2004. From 2000 to 2003, he served as President and Chief Operating Officer, from 1996 to 2000, he was Executive Vice President, and from 1991 to 1996, he was Vice President.

     Mr. Scharlau is of counsel with the law firm of Connor and Winters, PLLC, a position he has held since 1999. He is the former Chief Executive Officer and Chairman of the Board of Southwestern Energy Company and Arkansas Western Gas Company. He serves on the Board of Directors of Southwestern Energy Company and is a Trustee of the University of Arkansas System.

     Mr. Leirvik is Chairman of RKL Enterprises, a position he has held since 1995. He is the former President, Chief Executive Officer and a Director of RB&W Corporation and Executive Vice President and General Manager of Moen, Inc. Mr. Leirvik is also Chairman of the Boards of Directors of Willow Hill Industries, Inc. and C.E. White Corporation.

     Ms. Moore is an independent consultant, a position she has held since 2001. She was the President and Chief Executive Officer of Hit or Miss, Inc. from 1999 to 2001. Ms. Moore previously was Chairman and Chief Executive Officer of Discovery Zone, Inc., President and Chief Executive Officer of Motherhood Maternity, and President – North American Division of Laura Ashley, Inc.

     Mr. Roberson is President of Sand Dollar Partners, Inc., a position he has held since 1998. He is the former President and Chief Executive Officer of Visionworks, Inc., President of Eckerd Vision Group and Senior Vice President of Eckerd Corporation. Mr. Roberson is also a Director of Priority Healthcare Corporation and WildCard Systems, Inc.

Information About the Board of Directors and its Committees

     The Company expects all members of the Board to attend the Company’s annual meetings of stockholders barring other significant commitments or special circumstances. All of the Company’s board members attended the Company’s 2003 annual meeting of stockholders.

     During the Company’s fiscal year ended December 28, 2003, the Board of Directors held four regularly scheduled meetings. During fiscal 2003, there were three Compensation Committee meetings and four Audit Committee meetings. In 2003, each incumbent Director attended at least 75% of all meetings of the Board and of each committee of which he or she was a member.

     The Executive Committee consists of Messrs. Heist, Foster, Moore and Roberson. This committee exercises all of the powers of the Board in the management of the business and affairs of the Company between Board meetings except the power to fill vacancies on the Board or its committees. The Compensation Committee, which oversees all compensation matters relating to the Company’s executive officers, consists of Messrs. Scharlau and Leirvik and Ms. Moore.

     The Audit Committee consists of Messrs. Roberson, Leirvik and Scharlau. This committee monitors and reviews the financial controls, reporting procedures, and internal checks and balances of the Company as well as the independence and performance of its outside auditors. The Board of Directors has determined that each of Messrs. Roberson, Leivrik and Sharlau are independent as defined in Section 121(A) of the American Stock Exchange’s listing standards. The Board has determined that Richard W. Roberson qualifies as an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. The Board of Directors has adopted an Audit Committee Charter, a copy of which is attached as Appendix A to this Proxy Statement.

     The Nominating Committee was formed in 2004 and consists of Messrs. Roberson, Leirvik and Scharlau and Ms. Moore. The Nominating Committee identifies qualified individuals to become Directors and recommends to the Board candidates for all Directors to be filled by the Board or stockholders of the Company. The Board of Directors has determined that each member of the Nominating Committee is independent as defined by American Stock Exchange listing standards for Nominating Committee members. The Board of Directors has adopted a Nominating Committee Charter, a copy of which is attached as Appendix B to this Proxy Statement.

Nominations of Director

     The Board selects the Director nominees to stand for election at the Company’s annual meetings of stockholders and to fill vacancies occurring on the Board, based on the recommendations of the Nominating Committee. In recommending nominees to serve as Directors, the Nominating Committee will examine each Director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate. Directors shall be selected so that the Board is a diverse body. However, the

Nominating Committee believes the following minimum qualifications must be met by a Director nominee to be recommended to the Board:

•	Each Director must display high personal and professional ethics, integrity and values.

•	Each Director must have the ability to exercise sound business judgment.

•	Each Director must be highly accomplished in his or her respective field, with broad experience at the executive and/or policy-making level in business, government, education, technology or public interest.

•	Each Director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

•	Each Director must be able to represent all stockholders of the Company and be committed to enhancing long-term stockholder value.

•	Each Director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

     Recommendations for consideration by the Nominating Committee, including recommendations from stockholders of the Company, should be sent to the Board of Directors, care of the Secretary of the Company, at the Company’s headquarters in writing together with appropriate biographical information concerning each proposed nominee.

Communications with Board of Directors

     Stockholders may communicate with the full Board or individual Directors, by submitting such communications in writing to Ablest Inc., Attention: Board of Directors (or the individual Director(s)), 1901 Ulmerton Road, Suite 300, Clearwater, Florida 33762. Such communications will be delivered directly to the appropriate Director(s).

Director Fees

     Directors who are full-time employees of the Company receive no extra compensation for their services as Directors. Non-employee Directors received an annual retainer of $10,000, plus meeting expenses, during fiscal 2003. During fiscal 2004, the Company anticipates that Directors will receive an annual retainer of $12,500. Under the Independent Directors’ Stock Option Plan (the “Directors’ Plan”), each non-employee Director elected to the Board in May 2003 was granted an option to purchase 1,500 shares of common stock, exercisable after May 23, 2003. The exercise price of these options is $4.10 per share. The options expire on May 23, 2012, unless sooner terminated under the Directors’ Plan. Each Director who received such an option is standing for re-election at the 2004 annual meeting. Upon re-election, each such Director will receive an option for the purchase of 1,500 shares (exercisable after May 19, 2004) under the Directors’ Plan, with an exercise price equal to the fair market value of a share of common stock on the date of the 2004 Annual Meeting. Mr. Scharlau, Mr. Leirvik, Mr. Roberson, and Ms. Moore are non-employee Directors and participate in this plan.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 22, 2004, information concerning the beneficial ownership of shares of the Company’s common stock by (i) each person known to the Company to own more than 5% of the Company’s common stock, (ii) each Director and Director Nominee, (iii) each named executive officer identified in the Summary Compensation Table and (iv) all Directors and executive officers as a group. For the purpose of this proxy statement, beneficial ownership has the meaning given under the rules of the Securities and Exchange Commission relating to proxy statements and does not necessarily indicate pecuniary interest. The beneficial ownership information presented herein is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission.

	Amount and Nature		Percent
Name and Address (1)	of Beneficial Ownership		of Class
C.H. Heist Trust	472,537	(2)	16.2%
c/o Isadore Snitzer, Charles H. Heist and Clydis D. Heist, Trustees 710 Statler Building Buffalo, New York 14202

Charles H. Heist	303,737	(3)	10.4%
Victoria Hall	128,800	(4)	4.4%
Dixie Lea Clark	154,273	(4)	5.3%

Heist Grandchildren Trusts	505,454	(5)	17.3%
c/o Charles H. Heist 1901 Ulmerton Road, Suite 300 Clearwater, Florida 33762

The Burton Partnership, Limited Partnership	479,200	(6)	16.4%
Post Office Box 4643
Jackson, Wyoming 83001

W. David Foster	46,524		1.6%
Kurt R. Moore	53,168		1.8%
Vincent J. Lombardo	6,484		*
Charles E. Scharlau	11,005	(7)	*
Ronald K. Leirvik	10,600	(7)	*
Richard W. Roberson	11,000	(7)	*
Donna R. Moore	10,500	(7)	*

All officers and Directors (8 persons).	1,431,009	(8)	49.0%

* Less than 1%

Notes to Beneficial Ownership table:

(1)	Except as otherwise indicated, all addresses are c/o Ablest Inc., 1901 Ulmerton Road, Suite 300, Clearwater, Florida 33762.

(2)	The shares indicated are held of record in a trust created by the founder of the Company, C.H. Heist, for the benefit of his family prior to his death in February 1983. The three trustees of the trust are Clydis D. Heist, Charles H. Heist and Isadore Snitzer. Each of the trustees may be deemed to be the beneficial owner of the shares held in the trust. The trust will continue until the death of Clydis D. Heist and the children of Mr. and Mrs. C.H. Heist. Mr. Heist and Mr. Snitzer disclaim beneficial ownership of the shares held by the trust.

(3)	The shares indicated are owned directly by Mr. Heist, except for 23,212 shares owned by his wife. Mr. Heist disclaims beneficial ownership of the above-referenced shares owned by his wife.

(4)	Ms. Hall and Ms. Clark are daughters of C.H. Heist (deceased) and Clydis D. Heist and sisters of Charles H. Heist. The shares owned by each of them do not include the shares owned by the C.H. Heist Trust or the shares of the trusts for the grandchildren mentioned in footnote 4 below. Both daughters disclaim any beneficial ownership of the shares held in such trusts. In fiscal 2003, the Company purchased 16,866 common shares from Ms. Hall for $89,097 and 11,222 common shares from Ms. Clark for $59,114.

(5)	The trusts indicated were created for the benefit of the children of Charles H. Heist and his sisters, Victoria Hall and Dixie Lea Clark. Mr. Heist and his sisters are trustees of the trusts. Each of the trustees disclaims beneficial ownership of the shares held in these trusts.

(6)	The Burton Partnership is a limited partnership controlled by Donald W. Burton, who is deemed to be the beneficial owner of the shares held by this partnership.

(7)	Includes 10,500 shares subject to stock options that are currently exercisable or exercisable within 60 days of March 22, 2004.

(8)	Includes the 472,537 shares and 505,454 shares described in footnotes (2) and (5), under “Security Ownership of Certain Beneficial Owners.” Also includes 42,000 shares subject to stock options that are exercisable within 60 days of March 22, 2004.

COMPENSATION OF EXECUTIVE OFFICERS

     The following Summary Compensation Table sets forth information concerning compensation for services rendered in all capacities to the Company and its subsidiaries for the last three fiscal years by the chief executive officer and the other three most highly compensated executive officers of the Company and its subsidiaries (the “Named Officers”).

Summary Compensation Table

					Long Term		All Other
		Annual Compensation (1)			Compensation Awards		Compensation
						Securities	Shares of
			Bonus			Underlying	Common Stock
	Fiscal		Declared	Bonus Paid		Options	Issued
Name and Principal Position	Year	Salary	(2)	(3)	Bonus Bank	(4)	(4)
Charles H. Heist	2003	$250,000	$129,100	$98,000	$0	0	2,438
Chairman of the Board	2002	$245,000	$98,000	$55,600	$0	0	1,984
	2001	$245,000	$0	$55,600	$55,600	0	0

W. David Foster	2003	$270,000	$156,900	$149,100	$0	0	2,962
Vice Chairman of the Board	2002	$250,000	$112,500	$81,000	$0	0	2,277
	2001	$250,000	$0	$81,000	$45,500	0	0

Kurt R. Moore	2003	$225,000	$116,200	$120,600	$0	0	2,194
President and	2002	$210,000	$84,000	$88,900	$0	0	1,700
Chief Executive Officer	2001	$210,000	$0	$88,900	$53,400	0	0

Vincent J. Lombardo	2003	$155,000	$60,000	$42,000	$0	0	1,134
Vice President,	2002	$129,200	$42,000	$0	$0	0	850
Chief Financial Officer,
and Secretary (5)

(1)	The Company provides income tax services and Company cars to certain of its officers. The Company provides a 401(k) matching contribution program for all employees. The amounts in the table do not include the cost to the Company of such benefits because such cost has not exceeded 10% of total salary and bonus in the case of any of the Named Officers.

(2)	There were no executive bonuses declared for fiscal year 2001.

(3)	Bonuses paid for fiscal 2001 represented the remaining balance in the participant’s EVA Incentive bonus bank for bonuses earned in prior years. Of the bonus paid to each of Messrs. Foster and Moore, in 2001 and 2002, $35,500 represented 66% of the fair value of the shares of common stock of the Company that were issued in fiscal 2000 and vested in fiscal 2001, pursuant to their respective employment agreements signed in 2000. In 2003, this amount was $36,630 for Messrs. Foster and Moore.

(4)	Fiscal 2002 and 2003 includes registered shares issued under the Company’s Restricted Stock Plan. See “Compensation of Executive Officers – Restricted Stock Plan”.

(5)	Effective January 21, 2002, Mr. Lombardo was hired as Vice President and Chief Financial Officer of the Company.

Code of Ethics

     The Company has adopted a code of ethics that applies to its principal executive officer, principal financial officer and principal accounting officer, a copy of which was filed as exhibit 14 to the Company’s annual report on Form 10-K for its fiscal year ended December 28, 2003.

Independent Directors’ Stock Option Plan

     The Independent Directors Stock Option Plan (the “Directors’ Plan”) was approved by the Board of Directors at its regular meeting held on May 5, 2000, and is designed to strengthen the interest between the independent Directors and the stockholders through increased ownership by the independent Directors of the Company’s common stock. Participation in the plan is limited to Directors who are not employees of the Company. Under the Directors’ Plan, each independent Director receives an option to purchase 6,000 shares of Common Stock upon his or her first election to the Board of Directors after implementation of the plan. Following the initial option grant, each independent Director re-elected to the Board between 2001 and the termination of the plan in 2010 will receive an option to purchase 1,500 shares of common stock each time he or she is re-elected to the Board. The exercise price of each option will be equal to the fair market value of the common stock on the date of grant. The total number of shares of common stock that may be made subject to options awarded under the Directors’ Plan is 100,000. The Directors’ Plan is administered by the Board of Directors of the Company. Each initial stock option for 6,000 shares becomes exercisable in three equal annual installments on the first, second and third anniversaries of the grant thereof. All other stock options (i.e., those for 1,500 shares) will become exercisable on the first anniversary of the grant thereof. Each option shall have a term of ten years during which it may be exercised, subject to forfeiture for voluntary resignation or removal for cause prior to vesting. All unvested options will become fully vested and exercisable through their expiration dates on the death, disability or retirement of a Director or a change in control of the Company, or removal without cause.

Restricted Stock Plan

     The Restricted Stock Plan (the “Restricted Stock Plan”) was approved by the stockholders of the Company on May 23, 2002, and is designed to promote the long-term growth and profitability of the Company by (i) providing executive officers and certain other key employees of the Company with incentives to improve stockholder values and contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

     The Restricted Stock Plan is administered by the Compensation Committee. This committee interprets the Restricted Stock Plan and may adopt, amend, or rescind such rules and regulations for carrying out the Restricted Stock Plan as it deems appropriate.

     Subject to an event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets or other change in corporate structure or shares, 250,000 shares of common stock of the Company may be issued pursuant to the Restricted Stock Plan. Such shares may be unissued or treasury. The maximum number of shares that may be issued to any single individual in any one year shall not exceed 25,000 shares.

     Participation in the Restricted Stock Plan is limited to executive officers, regional managers, division managers, the Director of Human Resources and the Director of Major Account Development of the Company.

     A pool of shares for grants under the Restricted Stock Plan is created by dividing eight percent (8%) of the previous fiscal year’s pre-tax income (as determined by the Committee in consultation with management and the Company’s independent auditors) by the average of the Fair Market Values of the common stock of the Company during a 30 trading day period commencing fifteen (15) trading days before and ending fifteen (15) trading days after the release of the Company’s earnings for such previous fiscal year.

     During each fiscal year that the Restricted Stock Plan is in effect, the Committee approves a target for earnings before taxes as calculated in accordance with generally accepted accounting principles. If the actual earnings before taxes for a particular fiscal year meets or exceeds the target, as determined by the Committee after consultation with management and the Company’s independent auditors, the Committee issues to each participant restricted shares equal to the number of shares in the pool multiplied by a fraction the numerator of which is the cash bonus paid to the participant and the denominator of which is the total of cash bonuses paid to all participants for the year in question.

     With respect to each grant of restricted shares under the Restricted Stock Plan, one-third of the subject shares will become fully vested on the first anniversary of the date of grant, another one-third of the subject shares will become vested on the second anniversary of the date of grant, and the final one-third of the subject shares will become vested on the third anniversary of the date of grant.

     Except as otherwise provided by the Committee, in the event of a change in control or the termination of a grantee’s employment due to death, disability, retirement with the consent of the Committee, or termination without cause by the Company, all restrictions on shares granted to such grantee shall lapse. On termination of a grantee’s employment for any other reason, including, without limitation, termination for cause, all restricted shares subject to grants made to such grantee shall be forfeited to the Company.

     The Restricted Stock Plan will terminate on the last day of fiscal year 2006.

Employment Agreements

     Charles H. Heist serves as Chairman of the Board of Directors pursuant to an employment agreement entered into on January 1, 2004, that provides for his employment through December 31, 2006.

     Under the agreement, Mr. Heist is compensated at a base salary of $200,000 for 2004. For each year thereafter, his salary will be determined by the Compensation Committee, but in no event will it be less than the annual salary that was payable to him for the preceding calendar year. Mr. Heist is eligible to participate in any bonus program implemented for senior executives of the Company, with pertinent terms and goals to be established by the Compensation Committee.

     Under the employment agreement, management has agreed to use best efforts to have Mr. Heist nominated for a seat on the Board while he is employed by the Company. The agreement provides that his nomination and continuation as a Director is subject to the will of the Board of Directors and the Company’s stockholders and that removal or non-election will not be a breach of the agreement.

     The Company may terminate Mr. Heist’s employment with cause immediately or without cause with 30 days advance notice. Mr. Heist may terminate his employment with the Company at any time with 30 days advance notice.

     If Mr. Heist’s employment is terminated as a result of his death or disability, the Company is obligated to continue to pay his salary and provide him with medical benefits for the lesser of twelve months or the balance of the term remaining under the employment agreement. If his employment is terminated by the Company without cause or by him due to a material breach of the agreement by the Company, in either case other than within two years following a change in control (as defined in the agreement), the Company is obligated to continue to pay Mr. Heist his salary and provide him with certain benefits for a period equal to the remainder of the term of the agreement, and to pay him within 30 days of the date of termination an amount equal to his target bonus opportunity for the year in which termination occurs times the number of whole or partial years remaining under the term.

     If within two years after a change in control of the Company, Mr. Heist’s employment is terminated by the Company without cause or by Mr. Heist due to a material breach of the agreement by the Company, he will be entitled to (i) an amount equal to two times his annual base salary in effect on the date of termination; and (ii) an amount equal to two times the sum of his target bonus opportunity in the year of termination and any contribution paid by the Company to any 401(K) plan on his behalf in the last full fiscal year prior to such termination.

     Upon any such termination within two years of a change in control, the Company will provide Mr. Heist with a package of benefits substantially similar to those he was receiving prior to the date of termination (or prior to the change in control, if greater). The Company will also vest and accelerate the exercise date of all unvested stock options on the date of such termination, and such options shall remain exercisable for the duration of their original terms. Mr. Heist will have one year following the later of a change in control or the exercise of each option to sell to the Company shares of common stock acquired at any time upon exercise of an option; in such event, the sale price will be equal to the average market price of the common stock for the 30 trading days ending on the date prior to the change in control. If the change in control compensation would constitute an excess parachute payment as defined in Section 280G of the Internal Revenue Code of 1986 (the “Code”), such compensation will be reduced to the largest amount that will result in no portion of the termination payments under the employment agreement being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.

     No change in control compensation will be paid if the Company’s business is sold and Mr. Heist is offered employment by the purchaser on terms substantially the same as those under the employment agreement, including change in control compensation. No change in control compensation is due upon Mr. Heist’s retirement, death or disability.

     Mr. Heist’s agreement contains provisions relating to noncompetition and nonsolicitation of the Company’s employees during the term of the agreement and for two years following termination of employment except where the termination is by the Company without cause or by Mr. Heist as a result of a material breach of the agreement by the Company.

     W. David Foster serves as Vice Chairman of the Company pursuant to an employment agreement entered into on January 1, 2004, that provides for his employment through December 31, 2005.

     Under the agreement, Mr. Foster is compensated at a base salary rate of $200,000 for 2004. For 2005, his salary will be determined by the Compensation Committee. Mr. Foster is eligible to participate in any bonus program implemented for senior executives of the Company, with pertinent terms and goals to be established annually or otherwise by the Compensation Committee.

     Under the employment agreement, management has agreed to use best efforts to have Mr. Foster nominated for a seat on the Board while he is employed by the Company. The agreement provides that his nomination and continuation as a Director is subject to the will of the Board of Directors and the Company’s stockholders and that removal or non-election will not be a breach of the agreement.

     The Company may terminate Mr. Foster’s employment with cause immediately or without cause with 30 days advance notice. Mr. Foster may terminate his employment with the Company at any time with 30 days advance notice.

     If Mr. Foster’s employment is terminated as a result of his death or disability, the Company is obligated to continue to pay his salary and provide him with medical benefits for the lesser of twelve months or the balance of the term remaining under the employment agreement. If his employment is terminated by the Company without cause or by him due to a material breach of the agreement by the Company, in either case other than within two years following a change in control, the Company is obligated to continue to pay Mr. Foster his salary and provide him with certain benefits for a period equal to the remainder of the term of the agreement, and to pay him within 30 days of the date of termination an amount equal to his target bonus opportunity for the year in which termination occurs times the number of whole or partial years remaining under the term.

     If within two years after a change in control of the Company, Mr. Foster’s employment is terminated by the Company without cause or by Mr. Foster due to a material breach of the agreement by the Company, he will be entitled to (i) an amount equal to two times his annual base salary in effect on the date of termination; and (ii) an amount equal to two times the sum of his target bonus opportunity in the year of termination and any contribution paid by the Company to any 401(K) plan on his behalf in the last full fiscal year prior to such termination.

     Upon any such termination within two years of a change in control, the Company will provide Mr. Foster with a package of benefits substantially similar to those he was receiving prior to the date of termination (or prior to the change in control, if greater). The Company will also vest and accelerate the exercise date of all unvested stock options on the date of such termination, and such options shall remain exercisable for the duration of their original terms. Mr. Foster will have one year following the later of a change in control or the exercise of each option to sell to the Company shares of common stock acquired at any time upon exercise of an option; in such event, the sale price shall be equal to the average market price of the common stock for the 30 trading days ending on the date prior to the change in control. Finally, if the change in control would constitute an excess parachute payment as defined in Section 280G of the Code, such compensation will be reduced to the largest amount that will result in no portion of the termination payments under the employment agreement being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.

     No change in control compensation will be paid if the Company’s business is sold and Mr. Foster is offered employment by the purchaser on terms substantially the same as those under the employment agreement, including change in control compensation. No change in control compensation is due upon Mr. Foster’s retirement, death or disability.

     Mr. Foster’s agreement contains provisions relating to noncompetition and nonsolicitation of the Company’s employees during the term of the agreement and for two years following termination of employment except where the termination is by the Company without cause or by Mr. Foster as a result of a material breach of the agreement by the Company.

     Kurt R. Moore serves as President and Chief Executive Officer of the Company pursuant to an employment agreement entered into on January 1, 2004, that provides for his employment through December 31, 2006. Beginning in 2007, the employment agreement will renew annually from year to year, unless it is terminated in accordance with its provisions or unless either the Company or Mr. Moore gives notice of termination to the other at least six months in advance.

     Under the agreement, Mr. Moore is compensated at a base salary rate of $250,000 for 2004. For each calendar year thereafter, his salary will be determined by the Compensation Committee, but in no event shall it be less than the annual salary that was payable to him for the preceding calendar year. Mr. Moore is eligible to participate in any bonus program implemented for senior executives of the Company, with pertinent terms and goals to be established by the Compensation Committee.

     Under the employment agreement, management has agreed to use best efforts to have Mr. Moore nominated for a seat on the Board while he is employed by the Company. The agreement provides that his nomination and continuation as a Director is subject to the will of the Board of Directors and the Company’s stockholders and that removal or non-election will not be a breach of the agreement.

     The Company may terminate Mr. Moore’s employment with cause immediately or without cause with 30 days advance notice. Mr. Moore may terminate his employment with the Company at any time with 30 days advance notice.

     If Mr. Moore’s employment is terminated as a result of his death or disability, the Company is obligated to continue to pay his salary and provide him with medical benefits for the lesser of twelve months or the balance of the term remaining under the employment agreement. If his employment is terminated by the Company without cause or by him due to a material breach of the agreement by the Company, in either case other than within two years following a change in control, the Company is obligated to continue to pay Mr. Moore his salary and provide him with certain benefits for a period equal to the remainder of the initial term or any one year renewal term, as the case may be, and to pay him within 30 days of the date of termination an amount equal to his target bonus opportunity for the year in which termination occurs times the number of whole or partial years remaining in the term.

     If within two years after a change in control of the Company, Mr. Moore’s employment is terminated by the Company without cause or by Mr. Moore due to a material breach of the agreement by the Company, he will be entitled to (i) an amount equal to two times his annual salary in effect on the date of termination; and (ii) an amount equal to two times the sum of his target bonus opportunity in the year of termination and any contribution paid by the Company to any 401(K) plan on his behalf in the last full fiscal year prior to such termination.

     Upon any such termination within two years of a change in control, the Company will provide Mr. Moore with a package of benefits substantially similar to those he was receiving prior to the date of termination (or prior to the change in control, if greater). The Company will also vest and accelerate the exercise date of all unvested stock options on the date of such termination, and such options shall remain exercisable for the duration of their original terms. Mr. Moore will have one year following the later of a change in control or the exercise of each option to sell to the Company shares of common stock acquired at any time upon exercise of an option; in such event, the sale price shall be equal to the average market price of the common stock for the 30 trading days ending on the date prior to the change in control. Finally, if the change in control would constitute an excess parachute payment as defined in Section 280G of the Code, such compensation will be reduced to the largest amount that will result in no portion of the termination payments under the employment agreement being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.

     No change in control compensation will be paid if the Company’s business is sold and Mr. Moore is offered employment by the purchaser on terms substantially the same as those under the employment agreement, including change in control compensation. No change in control compensation is due upon Mr. Moore’s retirement, death or disability.

     Mr. Moore’s agreement contains provisions relating to noncompetition and nonsolicitation of the Company’s employees during the term of the agreement and for two years following termination of employment in certain cases.

     In conjunction with the signing of the employment agreement, Mr. Moore was granted 9,000 restricted shares of common stock of the Company pursuant to the Stock Plan (as defined below). These shares will vest on January 1, 2005. The Company will pay Mr. Moore a cash amount equal to approximately 35% of the fair market value of the restricted shares when they vest. If the stockholders do not approve the Executive Stock Awards Plan at the annual meeting, these restricted shares will be forfeited. See “Proposal Two: Executive Stock Awards Plan.”

     Vincent J. Lombardo serves as Vice President and Chief Financial Officer of the Company pursuant to an employment agreement entered into on January 1, 2004, that provides for his employment through December 31, 2006. Beginning in 2007, the employment agreement will renew annually from year to year, unless it is terminated in accordance with its provisions or unless either the Company or Mr. Lombardo gives notice of termination to the other at least six months in advance.

     Under the agreement, Mr. Lombardo is compensated at a base salary rate of $165,000 for 2004. For each calendar year thereafter, his salary will be determined by the Compensation Committee, but in no event will it be less than the annual salary that was payable to him for the preceding calendar year. Mr. Lombardo is eligible to participate in any bonus program implemented for senior executives of the Company, with pertinent terms and goals to be established by the Compensation Committee.

     The Company may terminate Mr. Lombardo’s employment with cause immediately or without cause with 30 days advance notice. Mr. Lombardo may terminate his employment with the Company at any time with 30 days advance notice.

     If Mr. Lombardo’s employment is terminated as a result of his death or disability, the Company is obligated to continue to pay his salary and provide him with medical benefits for the lesser of twelve months or the balance of the term remaining under the employment agreement. If his employment is terminated by the Company without cause or by him due to a material breach of the agreement by the Company, in either case other than within two years following a change in control, the Company is obligated to continue to pay Mr. Lombardo his salary and provide him with certain benefits for a period equal to the remainder of the initial term or any one year renewal term, as the case may be, and to pay him within 30 days of the date of termination an amount equal to his target bonus opportunity for the year in which termination occurs times the number of whole or partial years remaining in the term.

     If within two years after a change in control of the Company Mr. Lombardo’s employment is terminated by the Company without cause or by Mr. Lombardo due to a material breach of the agreement by the Company, he will be entitled to (i) an amount equal to two times his annual salary in effect on the date of termination; and (ii) an amount equal to two times the sum of his target bonus opportunity in the year of termination and any contribution paid by the Company to any 401(K) plan on his behalf in the last full fiscal year prior to such termination.

     Upon any such termination within two years of a change in control, the Company will provide Mr. Lombardo with a package of benefits substantially similar to those he was receiving prior to the date of termination (or prior to the change in control, if greater). The Company will also vest and accelerate the exercise date of all unvested stock options on the date of such termination, and such options shall remain exercisable for the duration of their original terms. Mr. Lombardo will have one year following the later of a change in control or the exercise of each option to sell to the Company shares of common stock acquired at any time upon exercise of an option; in such event, the sale price shall be equal to the average market price of the common stock for the 30 trading days ending on the date prior to the change in control. Finally, if the change in control would constitute an excess parachute payment as defined in Section 280G of the Code, such compensation will be reduced to the largest amount that will result in no portion of the termination payments under the employment agreement being subject to the excise tax imposed by Section 4999 of the Code or being disallowed as deductions to the Company under Section 280G of the Code.

     No change in control compensation will be paid if the Company’s business is sold and Mr. Lombardo is offered employment by the purchaser on terms substantially the same as those under the employment agreement, including change in control compensation. No change in control compensation is due upon Mr. Lombardo’s retirement, death or disability.

     Mr. Lombardo’s agreement contains provisions relating to noncompetition and nonsolicitation of the Company’s employees during the term of the agreement and for one year following termination of employment in certain cases.

     In conjunction with the signing of the employment agreement, Mr. Lombardo was granted 4,500 restricted shares of common stock of the Company pursuant to the Stock Plan. These shares will vest on January 1, 2005. The Company will pay Mr. Lombardo a cash amount equal to approximately 35% of the fair market value of the restricted shares when they vest. If the stockholders do not approve the Executive Stock Awards Plan at the annual meeting, these restricted shares will be forfeited. See “Proposal Two: Executive Stock Awards Plan.”

ITEM 2 - APPROVAL OF THE EXECUTIVE STOCK AWARDS PLAN

     At the annual meeting, stockholders are being asked to approve the Executive Stock Awards Plan (the “Stock Plan”). The full text of the Stock Plan is set forth as Appendix C attached hereto and stockholders are urged to refer to it for a complete description of the proposed plan. The following summary is qualified in its entirety by reference to the full text of the Stock Plan.

     The purpose of the Stock Plan is to promote the long-term growth and profitability of the Company by providing executive officers of the Company with incentives to improve stockholder values and contribute to the success of the Company and by enabling the Company to attract, retain and reward the best available persons for executive officer positions.

     The Stock Plan is administered by the Compensation Committee. The Committee interprets the Stock Plan and may adopt, amend, or rescind such rules and regulations for carrying out the Stock Plan as it deems appropriate.

     Subject to an event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets or other change in corporate structure or shares, 135,000 shares of common stock of the Company may be issued pursuant to the Stock Plan. Such shares may be unissued or treasury shares. The maximum number of shares that may be issued to any single individual in any one year may not exceed 30,000 shares.

     Participation in the Stock Plan is limited to the President and Chief Executive Officer, the Vice President and Chief Financial Officer, and one additional executive officer that the Compensation Committee may select.

     Pursuant to the Stock Plan, the Compensation Committee granted 9,000 restricted shares to the President and Chief Executive Officer and 4,500 restricted shares to the Vice President and Chief Financial Officer. These grants were made effective January 1, 2004, and will vest on January 1, 2005. The initial grants of restricted shares are not tied to any performance target. Each initial grant of restricted shares is subject to approval of the Stock Plan by the Company’s stockholders at the annual meeting, and the subject shares will be forfeited if such approval is not obtained.

     For fiscal 2004 through 2006, the Compensation Committee may establish applicable performance targets based on earnings before taxes (EBT) of the Company and determine the number of restricted shares that may be earned by participants in the Plan if the applicable performance targets are met or exceeded. Information regarding the range of restricted shares that may be earned in fiscal 2004 by current participants in the Plan is included in the table shown below.

	Range of Number of Shares	Range of Percent of EBT Target
Executive Officer	2004	Achieved in 2004
Kurt R. Moore	1,000-9,200	135-230%
Vincent J. Lombardo	500-4,500	135-230%

     At the end of a fiscal year, if the Compensation Committee determines, after consultation with management and the Company’s independent auditors, that EBT for a particular fiscal year meets or exceeds one or more of the performance targets, each participant will receive, with respect to such fiscal year and the targets met or exceeded, the number of restricted shares provided for by the Compensation Committee when it established the targets for the year. Each such grant of restricted shares awarded for a particular fiscal year shall vest on January 1 of the second fiscal year following the fiscal year for which such award was made. Accordingly, grants awarded for fiscal 2004 will vest on January 1, 2006; grants awarded for fiscal 2005 will vest on January 1, 2007; and grants awarded for fiscal 2006 will vest on January 1, 2008. The Compensation Committee, after appropriate consultation with management and the Company’s independent auditors, may adjust the final calculation of EBT if there occurs an unusual event during the fiscal year in question that has more than a minimal impact on the Company’s earnings.

     No later than December 15 of the year in which any restricted shares awarded under the Plan vest, the Company will credit to the participant who received such shares an amount equal to the fair market value of such shares times the highest marginal tax rate applicable to such executive for federal tax purposes.

     Except as otherwise provided by the Compensation Committee, in the event of a change in control or the termination of a participant’s employment due to death, disability, retirement, or termination without cause by the Company, all restrictions under the terms of the Stock Plan on shares granted to such participant shall lapse. On termination of a participant’s employment for any other reason, including, without limitation, termination for cause, all restricted shares subject to grants made to such participant shall be forfeited to the Company.

     Each participant who receives restricted shares will have the rights of a stockholder with respect thereto from and after the grant thereof, in accordance with and subject to the risks of forfeiture set forth in the Plan. No participant may transfer, assign or encumber any restricted shares granted to him until such shares have vested in accordance with the Plan.

     The Stock Plan must be approved by the holders of a majority of the Company’s outstanding shares of common stock present at the annual meeting either in person or by proxy. If the Plan is not so approved, it will terminate and all restricted stock issued under the Plan prior to termination will be forfeited.

     Unless previously terminated, the Plan shall terminate at the close of business on the last day of fiscal year 2008.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ADOPTION OF THE EXECUTIVE STOCK AWARDS PLAN

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed of three independent, non-employee Directors. The committee approves the salaries of the Company’s executive officers and administers the various incentive remuneration plans of the Company currently in existence that are applicable to its executive officers. In determining the compensation of the Chief Executive Officer and the other executive officers of the Company, the Compensation Committee makes recommendations to the Board of Directors, and final compensation decisions are made by the full Board. The Compensation Committee believes that compensation should:

-related to the value created for shareholders by being directly tied to the financial performance and condition of the Company and the particular executive officers contribution thereto;

-reward individuals who help the Company achieve its short-term and long-term objectives and thereby contribute significantly to the success of the Company;

-help attract and retain the most qualified individuals by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related businesses; and

-reflect the qualifications, skills, experience, and responsibilities of the particular executive officer.

     The Company’s executive compensation program currently consists of three key elements: base salary, annual bonus and restricted stock. For fiscal 2003, the Company’s compensation programs were designed to attract and retain qualified executives by providing competitive salaries, incentive compensation plans and benefit programs.

     Salary Element

     In 2004, Mr. Heist received a salary reduction of $50,000 or 20.0%, Mr. Foster received a salary reduction of $70,000 or 25.9%, Mr. Moore received a salary increase of $25,000, or 11.1% and Mr. Lombardo received a salary increase of $10,000, or 6.5%. These increases for 2004 were based on the change in job responsibilities and financial performance of the company in 2003.

     Bonus Element

     The executive officers and other key management of the Company participate in an incentive compensation program that ties incentive compensation to earnings before taxes (“EBT”) as reported in the Company’s audited financial statements. Under this Plan, the Compensation Committee establishes an EBT target that must be reached before any bonuses are earned. The Compensation Committee also establishes for each participant in the Plan, including executive officers, individual target incentive amounts (“TIA”) that may be earned, in whole or in part, depending upon whether the EBT target is reached and by how much it is exceeded during the fiscal year. For fiscal 2003, the Compensation Committee established an EBT target of $1,012,000, which represented and increase of $186,000 in EBT for fiscal 2003 over fiscal 2002. The Compensation Committee also established for fiscal 2003 each participant’s target incentive amount , 25% of which was to be earned if the fiscal 2003 EBT was $662,000 and 100% of which was to be earned if fiscal 2003 EBT equaled or exceeded $1,012,000. The TIA’s for executive officers were established at 45% of base salary for Mr. Foster, 40% of base salaries for Messrs. Heist and Moore, and 30% of base salary for Mr. Lombardo. Based on EBT of $1,114,000 for fiscal 2002, bonuses declared for fiscal 2002 were $129,100 for Mr. Heist, $156,900 for Mr. Foster, $116,200 for Mr. Moore, and $60,000 for Mr. Lombardo.

     Restricted Stock Element

     A pool of 250,000 shares was established in fiscal 2002 to be granted to participants in the Restricted Stock Plan. In fiscal 2003, shares were to be granted if the Company’s earnings before taxes met or exceeded the target of $1,012,000. The Company’s earnings before taxes for fiscal 2003 exceeded this target. Shares granted under this plan for fiscal 2003 were 2,438 shares for Mr. Heist, 2,962 shares for Mr. Foster, 2,194 shares for Mr. Moore, and 1,134 shares for Mr. Lombardo.

The Compensation Committee:

Charles E. Scharlau, Chairman   Donna R. Moore   Ronald K. Leirvik

REPORT OF THE AUDIT COMMITTEE

     Pursuant to rules adopted by the Securities and Exchange Commission designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of the Company’s Board of Directors submits the following report.

     The Audit Committee is responsible for the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and for such other activities as may be directed by the Board.

     The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2003 with management and has discussed with the independent auditors the matters required to be discussed by SAS No. 61, “Codification of Statements on Auditing Standards, Communication with Audit Committees.”

     The Audit Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the independent auditors the auditors’ independence. The Audit Committee has considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors’ independence.

     Based on review and discussions of the audited financial statements for fiscal year 2003 with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2003 be included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2003, as filed with the Securities and Exchange Commission.

The Audit Committee:

Richard W. Roberson, Chairman    Ronald K. Leirvik   Charles E. Scharlau

INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP audited the Company’s financial statements for the fiscal years ended December 28, 2003 and December 29, 2002 and has been selected by the Board of Directors to audit the Company’s financial statements for the current fiscal year.

     Fiscal 2002 was the first year that PricewaterhouseCoopers LLP audited the Company’s financial statements after being selected by the Board of Directors on June 6, 2002 to succeed Arthur Andersen LLP as the Company’s independent accountants.

     Arthur Andersen LLP’s report on the consolidated financial statements for the year ended December 30, 2001 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     A representative of PricewaterhouseCoopers LLP will be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and to respond to stockholder questions.

Audit Fees

     The following table sets forth information regarding fees paid by the Company to PricewaterhouseCoopers LLP during 2002 and 2003:

	2003	2002
Audit Fees(1)	$77,000	$67,200
Audit-Related Fees(2)	9,000	8,500
Tax Fees(3)	21,175	15,800
All Other Fees	—	—

Total	$107,175	$91,500

(1)	Audit of annual financial statements and review of financial statements included in Quarterly Reports on Form 10-Q.

(2)	Employee benefit plan audits.

(3)	Tax consultations and tax return preparation.

     The Audit Committee has concluded that PricewaterhouseCoopers LLP’s provision of the audit and permitted non-audit services described above is compatible with maintaining PricewaterhouseCoopers LLP’s independence. The Audit Committee pre-approved all of such services. The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent auditors. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management.

COMMON STOCK PERFORMANCE

     The stock performance graph presented on the following page compares performance of the common stock of the Company to the Standard and Poors 500 Index (a broad market index) and a peer group index. The following companies composed the Company’s peer group index before 2003: Headway Corporate Resources, Joule, Inc., SOS Staffing, and RemedyTemp Inc. Beginning in the Company’s 2003 fiscal year the Company’s peer group index was composed of Joule, Inc. and RemedyTemp Inc., as SOS Staffing is no longer a reporting company under the Securities Exchange Act of 1934, as amended and Headway Corporate Resources filed for bankruptcy pursuant to federal bankruptcy laws.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company’s Directors, its executive officers, and any persons holding more than 10% of its common stock are required to report their ownership of the Company’s common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file by these dates during 2003. Based solely on the Company’s review of the copies of such forms received by it from certain reporting persons, the Company believes that, during the fiscal year ended December 28, 2003, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were met, except as follows: Dixie Lea Clark, a 10% stockholder of the Company, failed to timely file one report on Form 4 reporting one transaction, which were reported late on Form 4 and The Burton Partnership, a 10% stockholder of the Company, failed to timely file four reports on Form 4 reporting eight transactions in total, which were reported late on Form 4.

ANNUAL REPORT

     The Annual Report to Stockholders of the Company, including Form 10-K, for the fiscal year ended December 28, 2003, is included with this proxy solicitation material.

STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the Company’s 2005 Annual Meeting of Stockholders must be received by the Company at its principal corporate offices by the close of business on December 3, 2004, in order to be timely received for inclusion in the Company’s proxy statement and form of proxy for that meeting.

     If a stockholder intends to raise at the Company’s annual meeting in 2005 a proposal that he or she does not seek to have included in the Company’s proxy statement, the stockholder must notify the Company of the proposal on or before February 16, 2005. If the stockholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the proxy statement for the annual meeting in 2005.

OTHER MATTERS

     The Company is unaware of any matter, other than that mentioned above, that will be brought before the meeting for action. If any other matter is brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment.

     It is important that your proxy be returned promptly no matter how small or how large your holding may be. Stockholders who do not expect to attend in person are urged to execute and return the enclosed form of proxy. Shares represented by each proxy will be voted as directed, but if not otherwise specified will be voted for the election of the nominees for Directors.

By order of the Board of Directors

Vincent J. Lombardo
Secretary

April 1, 2004

Appendix A

ABLEST INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.	PURPOSE

     The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Ablest Inc. (the “Corporation”). The purpose of the Committee is to assist the Board in fulfilling the Board’s oversight responsibilities by:

•	reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public;

•	overseeing the Corporation’s systems of disclosure controls and internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and

•	overseeing the Corporation’s auditing, accounting and financial reporting processes generally.

     The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system;

•	Review and appraise the audit efforts of the Corporation’s outside auditor and internal auditing department;

•	Provide an open avenue of communication among the outside auditor, financial and senior management, the internal auditing department, and the Board;

•	Encourage continuous improvement of, and foster adherence to, the Corporation’s policies, procedures and practices at all levels;

•	Oversee and ensure the integrity of the Corporation’s financial statements, the independent auditor’s qualifications and independence, and the performance of the Corporation’s internal audit function; and

•	Prepare the Audit Committee Report required to be included in the Corporation’s annual proxy or information statement.

     The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to fully execute its duties and responsibilities. The Corporation shall provide appropriate funding, as determined by the Committee, as compensation for (1) the independent auditor who has been engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, (2) any advisors employed by the Audit Committee, and (3) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties. The Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities. The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.	COMPOSITION

     A.     Number and Election. The Committee shall consist of at least three directors, as determined annually by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with their exercise of independent judgment as members of the Committee. The members of the Committee shall be elected by the Board at the annual meeting of the Board to serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

     B.      Independence. Each member of the Committee shall be free from any relationship to the Corporation that may interfere with the exercise of that member’s independent judgment. The following restrictions shall apply to every Committee member:

          (1)     Employees. A director who is an employee (including an executive officer) of the Corporation or any of its Affiliates (as defined below) may not serve on the Committee until three years following the termination of that director’s employment. “Affiliate” includes a subsidiary, sibling company, predecessor, parent company, or former parent company of the Corporation.

          (2)     Business Relationship. A director who is, or who has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the Corporation’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three fiscal years may not serve on the Committee. An “immediate family member” includes a person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone who shares such person’s home.

          (3)     Excess Compensation. A director who accepts or has accepted during any of the past three fiscal years, or has an immediate family member who accepts or has accepted during any of the past three fiscal years, any compensation from the Corporation or any of its Affiliates other than compensation for board service, compensation to an immediate family member who is a non-executive employee of the Corporation or any of its Affiliates, benefits under a tax-qualified retirement plan, or non-discretionary compensation, may not serve on the Committee.

          (4)     Cross Compensation Committee Link. A director may not serve on the Committee if he or she is, or has an immediate family member who is, employed as an executive of another company whose compensation committee includes or at any time during the past three fiscal years included an executive of the Corporation.

          (5)     Immediate Family. A director who is an immediate family member of an individual who is, or has been in any of the past three years an executive officer of the Corporation or any of its Affiliates may not serve on the Committee.

          (6)     Outside Auditors. A director who is or has an immediate family member who is, a current partner of the Corporation’s outside auditor, or was a partner or employee of the Corporation’s outside auditor who worked on the Corporation’s audit at any time during any of the past three years may not serve on the Committee.

          (7)     Financial Literacy. All members of the Committee shall be able to read and understand fundamental financial statements including a balance sheet, income statement and statement of cash flows. The Chair of the Committee shall be a “financial expert” in compliance with criteria established by the Securities and Exchange Commission. The existence of a member qualifying as a financial expert shall be disclosed in periodic filings as required by the Securities and Exchange Commission and American Stock Exchange.

III.	MEETINGS

     The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The secretary of the Committee shall maintain minutes or other records of meetings and activities of the Committee in accordance with Delaware law and the Company’s By-laws. Each regularly scheduled meeting shall conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may elect. As part of its responsibility to foster open communication, the Committee should meet periodically with management, the director of the internal auditing department and the outside auditor in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee (or at least its Chair) should meet quarterly with the independent auditor and management to discuss the annual audited financial statements and the quarterly financial statements, including the Corporation’s disclosure to be included under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Committee may ask members of management or others to attend any meeting and provide pertinent information as necessary.

IV.	RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Committee shall:

     A.     Documents/Reports Accounting Information Review

          (1)     Review this Charter at least annually or as conditions otherwise dictate, and recommend to the Board of Directors any necessary amendments.

          (2)     Review and discuss with management the Corporation’s annual audited financial statements to be included in the Corporation’s Annual Report on Form 10-K and annual report to shareholders and any reports or other financial information submitted to any governmental body or the public, including any certification, report, opinion, or review rendered by the independent accountants, and management certifications required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) prior to the filing or distribution thereof. As part of the review process, the Committee will recommend to the Board whether the annual audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

          (3)     Review the regular internal control reports to management prepared by the internal auditing department and management’s responses thereto.

          (4)     Review with financial management and the outside auditors each of the Corporation’s Quarterly Reports on Form 10-Q prior to its filing or prior to the release of earnings for the fiscal quarter covered by the Form 10-Q.

          (5)     Review earnings press releases with management, paying particular attention to any use of pro-forma or adjusted non-GAAP information.

          (6)     Discuss with management financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the types of presentation to be made).

          (7)     Discuss with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards AU Section 380), as in effect from time to time.

     B.      Independent Auditor

          (1)     Appoint, retain, compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the

          (2)     independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the Committee. The Committee shall oversee the resolution of the disagreements between management and the independent auditors in the event that they arise. The Committee will review the experience and qualifications of senior members of the independent audit team annually and ensure that all partner rotation requirements, as promulgated by applicable rules and regulations, are executed.

          (3)     Review with the independent auditor any problems or difficulties and management’s response and hold timely discussions with the independent auditors regarding the following:

•	all critical accounting policies and practices;

•	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and management including, but not limited to, the management letters and schedule of unadjusted differences.

          (4)     At least annually, obtain and review a report by the independent auditor describing:

•	The firm’s internal quality control procedures;

•	Any material issues raised by the most recent internal quality-control review, any peer review, or any inquiry or investigation by governmental or professional authorities, within the preceding five fiscal years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

•	all relationships between the independent auditor and the Corporation (to assess the auditor’s independence);

•	any audit problems or difficulties encountered in the course of the audit work, including any restrictions on scope of the independent auditor’s activities or on access to requested information, any significant disagreements with management and management’s response to all such difficulties;

•	analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on financial statements of the Corporation.

          (5)     Review and preapprove both audit and nonaudit services to be provided by the independent auditor, subject to any de miminis exception that may be provided by applicable laws or regulations. This duty may be delegated to one or more designated members of the audit committee with any such preapproval reported to the audit committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

          (6)     Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor.

          (7)     Ensure that the independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the auditor and the Corporation; actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the independence of the independent auditor; and recommend that the Board take appropriate action to oversee the independence of the auditor.

          (8)     Periodically consult with the independent auditor out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements.

          (9)     Ensure the rotation of the lead audit partner, the concurring audit review partner, the client service partner and other “line” partners directly involved in the performance of the audit for the Corporation, as required by applicable law or regulation.

     C.      Financial Reporting Processes

          (1)     In consultation with the outside auditor and the internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external, and the internal control structure (including disclosure controls).

          (2)     Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles, and major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of material control deficiencies.

          (3)     Review analyses prepared by management (and the independent auditor) setting forth financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

          (4)     Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

          (5)     Review and approve all related-party transactions as defined by applicable rules and regulations of the American Stock Exchange and the Securities and Exchange Commission.

          (6)     Establish and implement procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters, including procedures for employees’ anonymous submissions of concerns.

          (7)     Review and advise on the selection and removal of the internal audit director.

          (8)     Review activities, organizational structure, and qualifications of the internal audit department.

          (9)     Annually, review and recommend changes (if any) to the internal audit charter.

          (10)     Periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the department’s work.

          (11)     Review the results of the annual evaluation of the internal audit department by the independent auditor and the review of the independent auditor by the internal audit department. Make suggestions, as necessary, as a result of such reviews.

     D.      Ethical and Legal Compliance

          (1)     Establish, review and update periodically a Code of Ethical Conduct that complies with all applicable rules and regulations, and ensure that management has established a system to enforce this Code.

          (2)     Review management’s monitoring of the Corporation’s compliance with this Code, and ensure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

          (3)     Review activities, organizational structure and qualifications of the internal audit department.

          (4)     Review, with the Corporation’s counsel, legal compliance matters including corporate securities trading policies.

          (5)     Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

          (6)     Discuss policies with respect to risk assessment and risk management. Such discussions should include the Corporation’s major financial and accounting risk exposures and the steps management has undertaken to control them.

          (7)     Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

          (8)     Make regular reports to the Board and prepare the report of the Committee required under Item 306 of the SEC’s Regulation S-K to be included in the Corporation’s annual proxy or information statement stating whether the Committee:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent auditor the matters required to be discussed by AICPA Statement on Auditing Standards No. 61 (“SAS 61”);

•	received the written disclosures from the auditor relating to its independence required by Independence Standards Board Standard No. 1; and

•	recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K.

          (9)     Annually, perform a self-assessment relative to the Committee’s purpose, duties and responsibilities outlined herein.

          (10)     Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Appendix B

ABLEST INC.

CHARTER OF THE NOMINATING COMMITTEE

Statement of Purpose

          The Nominating Committee (the “Committee”) shall provide assistance to the Board of Directors (the “Board”) of Ablest Inc. (the “Company”) in fulfilling its duties by identifying individuals qualified to become directors (consistent with criteria set forth in Appendix A hereto or otherwise established by the Committee) and recommending to the Board candidates for all directorships to be filled by the Board or by the shareholders of the Company.

Committee Membership and Qualifications

          The Committee shall be comprised of at least three members of the Board, each of whom is determined by the Board to be “independent” in accordance with the rules of the American Stock Exchange (“AmEx”).

Appointment and Removal of Committee Members

          The members of the Committee shall be appointed by the Board annually or as necessary to fill vacancies. Each member shall serve until his or her successor is duly elected and qualified or until such member’s earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board.

Chairperson

          The Chairperson of the Committee shall be appointed by the Board in consultation with the Chairman of the Board. The Chairperson will chair all regular sessions of the Committee and, in consultation with the Chairman of the Board, set the agendas for Committee meetings.

Meetings

          The Committee shall meet as frequently as circumstances dictate, which shall be at least annually.

          The Committee may invite to its meetings any officer, employee or director of the Company and such other persons as it deems appropriate in order to carry out its duties.

          The secretary of the Committee shall maintain minutes or other records of meetings and activities of the Committee in accordance with Delaware law and the Company’s By-laws.

Duties

          In furtherance of its purpose, the Committee shall have the following duties relating to:

Recommendations Relating to the Selection of Director Candidates to Serve on the Board of Directors

1.	The Committee shall establish and apply criteria (including the criteria set forth in Appendix A hereto) for selection of potential directors, taking into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge.

2.	The Committee shall identify individuals believed to be qualified as candidates to serve on the Board and recommend to the Board for its approval candidates for all directorships to be filled by the Board or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board, the Committee shall take into account the established criteria for selection and the extent to which the candidate would fill a present need on the Board. In fulfilling its duties as outlined above, the Committee shall consult from time to time, as appropriate, with the Chairman of the Board.

3.	The Committee shall periodically review the qualifications and independence of existing Board members based on the general and specific criteria approved by the Board and the rules of AmEx and make recommendations to the full Board whether they should stand for re-election. The Committee shall recommend to the Board the removal of a director where appropriate.

4.	The Committee shall consider and make recommendations to the Board on matters relating to the retirement of Board members, including term limits or age caps.

5.	The Committee shall review the backgrounds and qualifications of possible candidates. In that capacity, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company, including sole authority to approve the fees payable to such search firm and any other terms of retention.

6.	The Committee shall consider questions of independence and possible conflicts of interest of members of the Board and executive officers.

7.	The Committee shall review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. In fulfilling this duty, the Committee shall, as appropriate, consult with the Chairman of the Board.

8.	The Committee shall periodically review the orientation process for all new directors.

Review and Reporting

1.	The Committee shall report regularly to the Board (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its duties and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Committee’s Chairperson or any other member of the Committee designated by the Committee to make such report.

2.	The Committee shall maintain minutes or other records of meetings and activities of the Committee.

Studies and Investigations

          The Committee shall have the power and authority to conduct or authorize studies and investigations into any matter of interest or concern within the scope of its duties that the Committee deems appropriate, and shall have the sole authority to retain independent counsel, consultants or other experts to assist in the conduct of any such study or investigation, including the authority to approve fees payable to such experts and any other terms of retention.

Annual Charter Evaluation

          The Committee shall review and reassess the adequacy of this Charter at least annually and recommend to the Board any improvements to this Charter that the Committee considers necessary or valuable.

APPENDIX A

CRITERIA FOR DIRECTOR NOMINEES

          In making recommendations to the Company’s Board of Directors of nominees to serve as directors, the Committee will examine each director nominee on a case-by-case basis, regardless of who recommended the nominee, and take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. However, the Board of Directors and the Committee believe the following minimum qualifications must be met by a director nominee to be recommended by the Committee:

Each director must display high personal and professional ethics, integrity and values.

Each director must have the ability to exercise sound business judgment.

Each director must be accomplished in his or her respective field, with broad experience at the executive and/or policy-making level in business, government, education, technology or public interest.

Each director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

Each director must be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

Each director must have sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company’s business.

          The Board of Directors also believes the following qualities or skills are necessary for one or more directors to possess:

At least one independent director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission and by the rules of AmEx.

Directors should be selected so that the Board of Directors is a diverse body.

Appendix C

ABLEST INC.

EXECUTIVE STOCK AWARDS PLAN

1.	Purpose.

The plan shall be known as the Executive Stock Awards Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of Ablest Inc. (the “Company”) and its subsidiaries by providing executive officers with incentives to improve stockholder value and contribute to the success of the Company and by enabling the Company to attract, retain and reward the best available persons for executive officer positions.

2.	Definitions.

(a)	“Beneficial Owner” shall have the meaning provided in Rule 13d-3 promulgated under the Exchange Act.

(b)	“Cause” means the occurrence of one of the following:

(i)	Conviction of, or plea of “no contest” to, a felony;

(ii)	Willfully engaging in an act or series of acts of gross misconduct that result in demonstrable and material injury to the Company; or

(iii)	Material breach of any provision of an employment agreement between a participating executive and the Company, which breach has not been cured in all material respects within twenty (20) days after the Company gives notice thereof to such executive.

(c)	“Change in Control” occurs when:

(i)	any “Person”, other than Clydis D. Heist and her lineal descendants and any trusts for the benefit of her lineal descendants (collectively, the “Heist Family”), and other than any trustee or fiduciary on behalf of any Company benefit plan, becomes the “Beneficial Owner” of securities of the Company having at least 25% of the voting power of the Company’s then outstanding securities (unless the event causing the 25% threshold to be crossed is an acquisition of securities directly from the Company) but only if at the time of such person’s becoming the beneficial owner of the requisite voting power, the Heist Family (or any trust or Person included therein) no longer holds a majority of the outstanding shares; or

(ii)	the stockholders of the Company approve any merger or other business combination of the Company, or any going private transaction subject to Rule 13e-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, or any sale of all or substantially all of the Company’s assets in one or a series of related transactions, or any combination of the foregoing transactions (the “Transactions”), other than a Transaction in which the Heist Family or any trust or Person included within the Heist Family is the Beneficial Owner of 50% or more of the voting securities of the surviving company (or its parent) (and, in a sale of assets, of the purchaser of the assets) immediately following the Transaction; or

(iii)	within any 24 month period, the persons who were directors immediately before the beginning of such period (the “Disinterested Directors”) cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company, with, for this purpose, any director who was not a director at the beginning of such period being deemed to be a Disinterested Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Disinterested Directors, so long as such director was not nominated by a person who has entered into an agreement to effect, or threatened to effect, a Change of Control.

(d)	“Common Stock” means the common stock, $.05 par value, of the Company.

(e)	“Disability” means disability as defined in Section 72(m)(7) of the Internal Revenue Code of 1986, as amended.

(f)	"Exchange Act" means the Securities Exchange Act of 1934, as amended.

(g)	“Fair Market Value” of restricted shares granted hereunder shall mean the average of the high and low sale prices of a share of Common Stock on the American Stock Exchange on the last trading day of the calendar year ending immediately prior to the date of vesting of such restricted shares, or if the Company’s Common Stock is not traded on such exchange, or otherwise traded publicly, the value determined, in good faith, by the Compensation Committee of the Board of Directors of the Company as of the last day of such calendar year.

(h)	“Retirement” means voluntary, late, normal or early retirement under a pension plan sponsored by the Company, as defined in such plan, or as otherwise defined or determined by the Compensation Committee of the Board of Directors of the Company with respect to senior executives of the Company generally.

(i)	“Subsidiary” means a corporation of which outstanding shares representing 50% or more of the combined voting power of such corporation are owned directly or indirectly by the Company.

3.	Administration.

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). Subject to the provisions of the Plan, the Compensation Committee shall be authorized to interpret the Plan and adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Compensation Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive and binding on all parties, including the Company, its stockholders, and the participants in the Plan. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.

4.	Shares Available for the Plan.

Subject to adjustments as provided in Section 10, an aggregate of 135,000 shares of Common Stock (hereinafter the “shares”) may be issued pursuant to the Plan. Such shares may be unissued or treasury shares. If any grant under the Plan is forfeited as to any shares, such forfeited shares shall thereafter be available for further grants under the Plan.

5.	Participation.

Participation in the Plan will be limited to Kurt R. Moore, President, and Vincent J. Lombardo, Vice President and Chief Financial Officer, and any other executive officer chosen by the Compensation Committee.

Nothing in the Plan or in any grant thereunder shall confer any right on any participant to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate such participant at any time.

The maximum number of restricted shares that may be granted to any single individual in any one calendar year shall not exceed 30,000 shares.

6.	Restricted Share Grants.

Subject to the last sentence of this paragraph, initial grants of restricted shares will be made to each participant effective as of January 1, 2004, and shares subject thereto will vest on January 1, 2005. Such initial grants of restricted shares shall not be tied to any performance target and are limited to 9,000 shares in the case of the President and 4,500 shares each in the case of the Vice President and Chief Financial Officer and any other executive officer selected to participate in the Plan. Each initial grant of restricted shares made prior to the 2004 annual meeting of stockholders of the Company shall be subject to approval of the Plan by the holders of a majority of the Company’s outstanding common stock and the subject shares will be forfeited if such approval is not obtained.

The Compensation Committee shall establish applicable performance targets based on earnings before taxes (EBT) of the Company and shall determine the number of additional restricted shares that may be earned by the participants in the Plan if the applicable performance targets are met or exceeded. Performance targets shall be set by the Compensation Committee for fiscal years 2004, 2005 and 2006, and the number of additional restricted shares that may be earned with respect to each performance target for each such fiscal year shall also be set by the Compensation Committee.

At the end of a fiscal year, if the Compensation Committee determines, after consultation with management and the Company’s independent auditors, that EBT for a particular fiscal year meets or exceeds one or more of the performance targets, each participant shall receive, with respect to such fiscal year and the targets met or exceeded, the number of restricted shares provided for by the Compensation Committee . Each such grant of restricted shares awarded for a particular fiscal year shall vest on January 1 of the second fiscal year following the fiscal year for which such award was made. Accordingly, grants awarded for fiscal 2004 will vest on January 1, 2006; grants awarded for fiscal 2005 will vest on January 1, 2007; and grants awarded for fiscal 2006 will vest on January 1, 2008.

No later than December 15 of the year in which any restricted shares awarded under the Plan vest, the Company will credit to the participant who received such shares an amount equal to the Fair Market Value of such shares times the highest marginal tax rate applicable to such executive for federal tax purposes. This amount will be withheld and applied to the participant’s federal tax account.

The Compensation Committee, after appropriate consultation with management and the Company’s independent auditors, reserves the right to adjust the final calculation of EBT if there occurs an unusual event during the fiscal year in question that has more than a minimal impact, in the Committee’s judgment, on the Company’s earnings.

Each participant will be required to deposit shares with the Company during the period of any restriction thereon and to execute a blank stock power therefor.

Except as otherwise provided by the Compensation Committee, in the event of a Change in Control or the termination of a participant’s employment due to death, Disability, Retirement, or termination without Cause by the Company, all restrictions on shares granted to such participant shall lapse. On termination of a participant’s employment for any other reason, including, without limitation, termination for Cause, all restricted shares subject to grants made to such participant shall be forfeited to the Company.

Each participant who receives restricted shares will have the rights of a stockholder with respect thereto from and after the grant thereof, in accordance with and subject to the risks of forfeiture set forth herein. Notwithstanding the foregoing, no recipient may transfer, assign or encumber any restricted shares granted to him until such shares have vested in accordance with the Plan.

7.	Written Agreement.

Each participant to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Compensation Committee.

8.	Listing and Registration.

If the Compensation Committee determines that the listing, registration, or qualification upon any securities exchange or under any law of shares subject to any grant is necessary or desirable as a condition of, or in connection with, the issuance of same, no such shares may be issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Compensation Committee.

9.	Transfer of Participant.

Transfer of a participant from the Company to a subsidiary, from a subsidiary to the Company, and from one subsidiary to another shall not be considered a termination of employment. Nor shall it be considered a termination of employment if participant is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when the right to reemployment shall no longer be guaranteed either by law or by contract.

10.	Adjustments.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Compensation Committee shall make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the Plan, and in the number and kind of shares covered by grants awarded under the Plan.

11.	Termination and Modification of the Plan.

The Board of Directors, without further approval of the stockholders, may modify or terminate the Plan and from time to time may suspend, and if suspended, may reinstate any or all of the provisions of the Plan, except that no modification, suspension or termination of the Plan may, without the consent of the participant affected, alter or impair any grant previously made under the Plan.

The Compensation Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.

12.	Commencement Date; Stockholder Approval; Termination Date.

The Plan shall commence effective with the first day of fiscal 2004, subject to approval of the Plan at the 2004 annual meeting of stockholders. If such approval is not obtained, the Plan will terminate, and all grants made thereunder shall be forfeited, immediately following such annual meeting.

Unless previously terminated, the Plan shall terminate at the close of business on the last day of fiscal 2008.

ABLEST INC.
ANNUAL MEETING

Ablest Inc.
Corporate Headquarters
1901 Ulmerton Road, Suite 300
Clearwater, Florida 33762

Thursday - May 6, 2004
11:30 a.m. Eastern Daylight Savings Time

PROXY

ABLEST INC.
1901 Ulmerton Road, Suite 300
Clearwater, Florida 33762

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints CHARLES H. HEIST and W. DAVID FOSTER as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all of the common shares of ABLEST INC., held of record by the undersigned on March 22, 2004, at the annual meeting of the stockholders to be held on May 6, 2004, or any adjournment thereof. Without otherwise limiting the general authorization given hereby, the Proxy is instructed to vote as follows:

1. ELECTION OF DIRECTORS

/ / FOR all nominees listed below (except as marked to the contrary below) / / WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES: Charles H. Heist, W. David Foster, Kurt R. Moore, Charles E. Scharlau, Ronald K. Leirvik, Donna R. Moore and Richard W. Roberson.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2. ADOPTION OF THE ABLEST INC. EXECUTIVE STOCK AWARDS PLAN

/ / FOR	/ / AGAINST	/ / ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

Dated:	, 2004

Signature(s)

When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.